UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):          July 31, 2006

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano, Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On July 31, 2006, the Compensation Committee of the Company’s Board of Directors set base salaries for named executive officers as follows, to be made retroactive to an effective date of July 1, 2006:

• William T. Yeates, Chief Executive Officer	$440,000
• Brad W. Godfrey, President and Chief Operating Officer	$330,000
• Randall H. Holliday, Secretary and General Counsel	$260,000
• Paul E. Ross, Vice President-Finance, Treasurer and Chief Financial Officer	$197,600

Effective July 31, 2006, the Compensation Committee of the Company’s Board of Directors awarded restricted stock units to officers of the Company as follows:

NAME	TITLE	Restricted Stock Units (#)
William T. Yeates	Chief Executive Officer	25,000
Brad W. Godfrey	President and Chief Operating Officer	25,000
Paul E. Ross	Vice President-Finance, Treasurer and Chief Financial Officer	10,000
Randall H. Holliday	Secretary and General Counsel	10,000

The awards were granted under the Company’s 2004 Stock Incentive Plan.  Each award provides that the restricted stock units subject to the award will vest, subject to the recipient’s continued employment by the Company, in a single installment as of the fourth anniversary of the grant date of the award.  Upon vesting, the Company will deliver to the award holder one share of Company common stock for each restricted stock unit that has vested on the corresponding vesting date.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 31, 2006, the Company eliminated the position of Chief Accounting Officer, which position was then held by Ms. Veronica Tarrant.  As a result of this position elimination, Ms. Tarrant’s employment with the Company has ended.

Effective July 31, 2006, Mr. Paul Ross, Vice President-Finance, Treasurer, and Chief Financial Officer of the Company, has also become the Company’s principal accounting officer.

Mr. Ross, 33, has been employed with the Company since April 2001.  He served the Company as Assistant Treasurer and Assistant Secretary from May 2004 to May 2005.  He has served as Vice President-Finance since January 2005.   He has served as Treasurer and Chief  Financial Officer since May 2005.  Prior to joining the Company, Mr. Ross was employed with British Petroleum, Los Angeles.  Mr. Ross is a CPA and holds a B.A. degree from the University of California, Los Angeles, and an M.B.A. degree from the University of Southern California.

Mr. Ross is an “at will” employee. There is no employment agreement in effect for Mr. Ross.  There have been no arrangements or understandings between Mr. Ross and any other person regarding his selection and appointment to any of the offices he holds with the Company.  There are no family relationships between Mr. Ross and any other director or officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 31, 2006	Power-One, Inc.

	By:	/s/ Paul E. Ross
Paul E. Ross
Vice President— Finance, Treasurer and Chief Financial Officer